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                                                                   EXHIBIT 10.29


                          STRATEGIC ALLIANCE AGREEMENT


         This Agreement dated as of April 1, 1997 is entered into by and among AMERICAN SUPERCONDUCTOR CORPORATION, a Delaware corporation (the "Company"), and CHARTH (COMPAGNIE HOLDING D' APPLICATIONS ET DE REALISATIONS THERMIQUES ET HYDRAULIQUES) S.A. (the "Purchaser"), a wholly-owned subsidiary of Electricite de France ("EDF").

         WHEREAS, the Company is engaged in the research, development, commercialization, production and marketing of superconductor products for the electric power industry;

         WHEREAS, the Purchaser is an affiliate of an electric utility that seeks to provide the best possible service to its customers at the lowest possible cost and to enhance its competitive position;

         WHEREAS, the Purchaser believes that high temperature superconductivity is and will be one of the most significant technological developments affecting the electricity industry;

         WHEREAS, the Purchaser believes that the Company is and will be a leader in the development and commercialization of high temperature superconductor products;

         WHEREAS, the Company desires to (a) gain access to the Purchaser's understanding of the electricity market, including the Purchaser's knowledge of new technologies and market information and (b) obtain additional financing for future development of its high temperature superconductor products; and

         WHEREAS, the Company and the Purchaser desire to form a strategic alliance to exchange information relating to high temperature superconductivity products, other emerging technologies affecting the electricity industry and market information regarding the electricity industry;

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

         1.   Advisory Board.

              1.1 Establishment of Advisory Board; Appointment of Representatives.(a) Promptly following the execution of this Agreement, the parties shall establish an advisory board (the "Advisory Board"). The Advisory Board shall be comprised of six members, of which three members shall be designated by the Company and three members shall be designated by the Purchaser. The initial representatives of the Company shall be Gero Papst, Bob Schwall and Alex Malozemoff. The initial representatives of the Purchaser shall be Jean-Pierre Cerdan, Pierre Manuel and Pierre-Guy Therond. The Company and the Purchaser shall have the right at any time to replace its representatives with representatives of its choosing.
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              (b)   The Advisory Board shall meet at least two times per year
and at such times as the Purchaser and the Company shall agree. The meetings of the Advisory Board shall take place at the main offices of the Company in Westborough, MA or at such other place in or outside the United States as the Company and the Purchaser shall agree.

              (c) The parties agree to prepare and distribute to each other an agenda for each meeting at least one month prior to such meeting and to consult and agree on the form of such agenda prior to each meeting. Each of the Company and the Purchaser may nominate and list on such agenda appropriate members of its scientific, engineering, marketing and business development staff to attend the meetings of the Advisory Board and to advise the Advisory Board with respect to certain items on the agenda. The topics for discussion at the meetings of the Advisory Board shall include those items listed on Appendix 1 attached hereto.

              1.2 Purpose. The purpose of the Advisory Board shall be to (i) establish a framework for the exchange of information relating to developments in the field of high temperature superconductivity as well as other emerging technologies affecting the electricity industry; (ii) provide a forum for reviewing various technical, industrial and commercial topics relating to the development of high temperature superconductivity products as well as other emerging technologies affecting the electricity industry; and (iii) exchange market research information regarding current and future trends in the electricity industry.

              1.3 Confidential Information. The Purchaser acknowledges that the Company is and may be in the future subject to certain laws and regulations restricting transfers of confidential information and is and may be in the future a party to agreements with certain strategic partners and governmental agencies that contain restrictions and limitations on the Company's ability to disclose certain confidential information to the Purchaser. The Company has previously provided to the Purchaser the text of such restrictions existing today. Subject to the Company's compliance with its obligations under such laws, regulations and agreements, the Company agrees to disclose to the Purchaser as much information as permissible with respect to the research and development being conducted and products being developed pursuant to such agreements. If there is any disagreement as to whether certain information may be disclosed, the parties agree to negotiate in good faith to resolve such disagreement.

              1.4 Intellectual Property. The parties agree that any intellectual property that is created or developed by the Advisory Board, including trade secrets and know-how and intellectual property that may be protected by means of copyrights and patents, shall be jointly-owned by the Company and the Purchaser. The parties agree to consult with each other regarding the most appropriate methods for protecting their rights with respect to such property. It is the intention of EDF and the Company that the Company will be the primary means for developing and commercializing any such new technology.

              1.5 Sharing of Information. The Company will make its best efforts in good faith and consistent with applicable laws, regulations, and contractual provisions to provide the Purchaser with as detailed a summary as possible, covering the state-of-the-art progress in superconductivity technology, the key project progress and status from existing


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current and new strategic agreements that the Company enters into which may involve confidentiality undertakings concerning information developed solely by the Company. For new strategic agreements that the Company enters into, the Company will take into account in good faith its commitment to share information with the Purchaser at the level of detail presented in Appendix 1. It is understood that the Company has contracts with and will continue to pursue contracts with agencies of the U.S. government (e.g., the Department of Defense). These contracts may impose limitations on the Company's ability to provide certain information related to these contracts to the Purchaser, and the Company is obliged, under U.S. law, to observe these limitations.

              1.6 Access to New Technologies. To the extent permitted by applicable laws and regulations governing technology transfer, the Company agrees to offer the Purchaser the right to test any new product or technology developed or manufactured by or for the Company on terms reasonably acceptable to both parties simultaneously with or within 90 days of providing any such new product or technology to any third party; provided that the Company shall not be required to offer the Purchaser this right if and to the extent any such new product or technology has been developed by the Company pursuant to an agreement prohibiting the disclosure of such new product or technology to the Purchaser. To the extent permitted by applicable laws and regulations governing technology transfer, in connection with any agreement entered into by the Company after the date hereof with a third party regarding the development of any new products or technologies, the Company agrees to use good faith efforts in the negotiation of the terms of such agreements to obtain or preserve the Company's right to allow the Purchaser to test such new products and technologies.

              1.7 Access by the Purchaser to new products and technologies and other information disclosed to the Purchaser during Advisory Board meetings or otherwise pursuant to this Agreement shall be subject to the Confidential Disclosure Agreement dated November 13, 1996.

         2.   Authorization and Sale of Shares; Closing.

              2.1 Authorization. The Company has duly authorized the sale and issuance to the Purchaser of 1,000,000 shares (the "Shares") of its Common Stock, $.01 par value per share ("Common Stock"), at a price of $10.00 per share (the "Purchase Price").

              2.2 Closing. The closing ("Closing") of the sale and purchase of the Shares under this Agreement shall take place at the offices of Hale and Dorr, 60 State Street, Boston, Massachusetts, or at such other place as is mutually agreeable to the Company and the Purchaser at 10:00 a.m. on April 4, 1997 or at such other time and date as are mutually agreeable to the Company and the Purchaser. Subject to the terms and conditions of this Agreement, at the Closing, the Company will sell, issue and deliver to the Purchaser a certificate for the Shares, registered in the name of the Purchaser, against payment to the Company by the Purchaser of the Purchase Price therefor, by wire transfer, check, or other method acceptable to the Company. The date of the Closing is hereinafter referred to as the "Closing Date." If at the Closing any of the conditions specified in Section 5 shall not have been fulfilled, the Purchaser shall, at its election, be relieved of all of its obligations under this Agreement without thereby waiving any other rights it may have by reason of such failure or such non-fulfillment.


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         3.   Representations of the Company. The Company hereby represents and warrants to the Purchaser as follows:

              3.1 Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified to conduct business and is in corporate and tax good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the assets, business, financial condition or results of operations of the Company. The Company has all requisite corporate power and authority to carry on the business in which it is engaged and to own and use the properties owned and used by it. The Company has furnished to the Purchaser true and complete copies of its Certificate of Incorporation and By-laws, each as amended and as in effect on the date hereof. The Company is not in default under or in violation of any provision of its Certificate of Incorporation or By-laws.

              3.2 Capitalization. The authorized capital stock of the Company consists of 20,000,000 shares of Common Stock, of which 9,562,157 shares were issued and outstanding as of February 28, 1997. As of February 28, 1997, other than options to acquire 1,906,635 shares of Common Stock issued to employees, directors and consultants of the Company, warrants to purchase in the aggregate 350,500 shares of Common Stock and the Company's obligation to issue shares of Common Stock and assume warrants pursuant to the Agreement and Plan of Merger among the Company, ASC Merger Corp. and Superconductivity, Inc., there are outstanding no options, warrants, convertible securities or other rights to acquire any capital stock of the Company. Neither the Company nor, to the Company's knowledge, any securityholder of the Company is a party to any agreement or instrument relating to the voting of the Common Stock or pursuant to which any other person has with respect to the Common Stock any preemptive right, right of first refusal, right of first offer, buy-sell agreement, right to require the Company to file a registration statement or other similar right (except registration rights agreements related to the warrants described above and registration rights agreements to be executed in connection with the Company's pending acquisition of Superconductivity, Inc.). All of the issued and outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable. The Shares, when issued in accordance with this Agreement, will be duly authorized, validly issued, fully paid and nonassessable. The Shares, when issued in accordance with this Agreement, will be listed on the Nasdaq National Market or such other securities exchange on which Common Stock of the Company is then listed.

              3.3 Authorization of Transaction. The execution and delivery of this Agreement by the Company, the performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly and validly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable against it in accordance with its terms. The execution of and performance of the transactions contemplated by this Agreement and compliance with its provisions by the Company will not violate any provision of law and will not, with or without the passage of time, conflict with or result in any breach of any of


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the terms, conditions or provisions of, or constitute a default under, its
Certificate of Incorporation or its By-Laws or any indenture, lease, agreement or other instrument to which the Company is a party or by which it or any of its properties is bound, or any decree, judgment, order, statute, rule or regulation applicable to the Company, except where such conflict, breach or default would not have a material adverse effect on the assets, business, financial condition or results of operations of the Company.

              3.4 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority is required on the part of the Company in connection with the execution and delivery of this Agreement, the offer, issuance, sale and delivery of the Shares, or the other transactions to be consummated at the Closing, except such filings as shall have been made prior to and shall be effective on and as of the Closing or as are permitted to be made after the Closing. Based on the representations made by the Purchaser in Section 4 of this Agreement, the offer, sale and issuance of the Shares to the Purchaser will be in compliance with applicable federal securities laws.

              3.5 Reports and Financial Statements. The Company has previously furnished to the Purchaser complete and accurate copies, as amended or supplemented, of its (a) Annual Report on Form 10-K for the fiscal years ended March 31, 1994, 1995 and 1996, as filed with the Securities and Exchange Commission (the "SEC"), and (b) all other reports filed by the Company under
Section 13 and Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with the SEC since March 31, 1996 (such reports are collectively referred to herein as the "Company Reports"). The Company Reports constitute all of the documents required to be filed by the Company under
Section 13 of the Exchange Act with the SEC since March 31, 1996. Each Company Report, as of its respective date, did not contain any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements of the Company included in the Company Reports (i) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto, and in the case of quarterly financial statements, as permitted by Form 10-Q under the Exchange Act), (iii) fairly present the consolidated financial condition, results of operations and cash flows of the Company as of the respective dates thereof and for the periods referred to therein, and (iv) are consistent with the books and records of the Company.

              3.6 Absence of Material Adverse Changes. Since December 31, 1996, there has not been any material adverse change in the assets, business, financial condition or results of operations of the Company, nor has there occurred any event or development which could reasonably be foreseen to result in such a material adverse change in the future.

              3.7 Litigation. The Company is not a party to and, to the knowledge of the Company, is not threatened to be made a party to (a) any unsatisfied judgment, order, decree, stipulation or injunction or (b) any claim, complaint, action, suit, proceeding, hearing or


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investigation of, in or before any court, administrative agency or commission, other governmental or regulatory authority, or arbitrator which, if determined adversely, would result in a material adverse change in the assets, business, financial condition or results of operations of the Company.

              3.8 Compliance. The Company, and the conduct and operations of its business, are in compliance with each law (including rules and regulations thereunder) of any federal, state, local or foreign government, which (a) affects or relates to this Agreement or the sale and issuance of the Shares hereunder or (b) is applicable to the Company or its business, except for any violation of or default under a law which would not result in a material adverse change in the assets, business, financial condition or results of operations of the Company. The Company and, to the Company's knowledge, each other party thereto is not in default in any material respect and has received no notice that it is in default under any material agreement or instrument to which the Company is a party or by which it or its property may be bound.

              3.9 Disclosure. No representation or warranty by the Company contained in this Agreement, and no statement contained in any document, certificate or other instrument delivered to or to be delivered by or on behalf of the Company pursuant to this Agreement (including without limitation the Company Reports), when read together, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.

         4. Representations of the Purchaser. The Purchaser hereby represents and warrants to the Company as follows:

              4.1 Investment. The Purchaser is acquiring the Shares for its own account for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof (within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), nor with any present intention of distributing or selling the same; and, except as contemplated by this Agreement, such Purchaser has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof.

              4.2 Authority. The Purchaser has full power and authority to enter into and to perform this Agreement in accordance with its terms. The Purchaser represents that it has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Company.

              4.3 Experience. The Purchaser has carefully reviewed the Company Reports and the representations concerning the Company contained in this Agreement and has made detailed inquiry concerning the Company, its business and its personnel; the officers of the Company have made available to such Purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Shares made hereby and to obtain any additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of information provided by the Company to the Purchaser; in evaluating the suitability of an


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investment in the Company, the Purchaser has not relied upon any representations or other information (whether oral or written) other than as set forth in this Agreement; the Purchaser has adequate net worth and means of providing for its current needs and personal contingencies to sustain a complete loss of its investment in the Company; and the Purchaser's overall commitment to investments which are not readily marketable is not disproportionate to its net worth and the Purchaser's investment in the Shares will not cause such overall commitment to become excessive.

              4.4 Accredited Investor. The Purchaser is an Accredited Investor within the definition set forth in Securities Act Rule 501(a).

         5. Conditions to the Obligations of the Purchaser. The obligation of the Purchaser to purchase the Shares at the Closing is subject to the fulfillment, or the waiver by the Purchaser, of the following conditions on or before the Closing Date:

              5.1 Accuracy of Representations and Warranties. Each representation and warranty contained in Section 4 (disregarding any qualification contained therein with respect to materiality and material adverse affect) shall be true on and as of the Closing Date with the same effect as though such representation and warranty had been made on and as of that date with only such exceptions as would not in the aggregate have a material adverse effect on the assets, business, financial condition or results of operations of the Company.

              5.2 Performance. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing.

              5.3 Opinion of Counsel. The Purchaser shall receive an opinion from Hale and Dorr LLP, counsel for the Company, on the Closing Date, addressed to the Purchaser, in form and substance satisfactory to the Purchaser.

              5.4 Certificates and Documents. The Company shall have delivered to the Purchaser:

                    (a) Certificates, as of the most recent practicable dates, as to the corporate good standing of the Company issued by the Secretary of State of the State of Delaware and the Secretary of State of the Commonwealth of Massachusetts, confirming such good standing on or immediately prior to the Closing Date;

                    (b) A certificate of the Secretary of the Company, dated as of the Closing Date, certifying as to (i) the By-laws of the Company, (ii) the Certificate of Incorporation of the Company, and (iii) resolutions of the Board of Directors of the Company authorizing and approving all matters in connection with this Agreement and the transactions contemplated hereby; and

                    (c) A certificate, executed by the President or an Executive Vice President of the Company, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in subsections 5.1 and
5.2 of this Agreement.


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              5.5   Other Matters. All corporate and other proceedings in
connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchaser and the Purchaser shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

         6. Conditions to the Obligations of the Company. The obligation of the Company to sell the Shares to the Purchaser on the Closing Date is subject to fulfillment, or the waiver by the Company, on or before the Closing Date, of the following condition:

              6.1 Accuracy of Representations and Warranties. Each representation and warranty contained in Section 3 shall be true on and as of the Closing Date with the same effect as though such representation and warranty had been made on and as of that date.

         7.   Registration Rights

              7.1 Demand Registration Rights. At any time after the Closing and prior to the third anniversary of the Closing, the Purchaser may request the Company in writing to effect the registration on Form S-3 (or any successor form or, if the Company shall be ineligible to use Form S-3, Form S-1 or Form S-2) of at least 30% of the Shares purchased hereby (subject to appropriate adjustment in the event of any stock split, stock dividend, combination or similar event affecting the Common Stock) or all remaining shares held by the Purchaser if the Purchaser holds less than 30% of the Shares purchased hereby. Within 30 days of receipt of such notice, the Company shall file a registration statement (a "Purchaser Registration Statement") on Form S-3 (or such successor form or Form S-1 or Form S-2) registering under the Securities Act all shares that the Purchaser has requested be registered and, thereafter, shall use its best efforts to cause such Purchaser Registration Statement to become effective as soon as practicable. The Company shall cause each Purchaser Registration Statement to remain effective for a period of six months from the date of effectiveness of such Purchaser Registration Statement; provided that if the Company shall have suspended the effectiveness of the Purchaser Registration Statement pursuant to the provisions of Section 7.2(a), such six month period shall be increased by one day for each day the Purchaser Registration Statement was so suspended. Notwithstanding the foregoing, the Company shall not be required to effect more than three registrations pursuant to this Section 7.1 and shall not be required to file any Purchaser Registration Statement within nine months after the effective date of any previous Purchaser Registration Statement.

              7.2   Limitations on Registration Rights.

                    (a) Subject to the provisions of Section 7.2(c), the Company may, by written notice to the Purchaser, (i) delay the filing or effectiveness of any Purchaser Registration Statement or (ii) suspend any Purchaser Registration Statement after effectiveness and require that the Purchaser immediately cease sales of shares of Common Stock pursuant to the Purchaser Registration Statement, in the event that (A) the Company files a registration statement (other than a registration statement on Form S-8 or its successor form) with the SEC for a public offering of its securities or (B) the Company is engaged in any activity or transaction or preparations or negotiations for any activity or transaction that the Company desires to keep confidential for business reasons, if the Company determines in


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good faith that the public disclosure requirements imposed on the Company under the Securities Act in connection with the Purchaser Registration Statement would require disclosure of such activity, transaction, preparations or negotiations.

              (b) If the Company delays or suspends any Purchaser Registration Statement or requires the Purchaser to cease sales of shares pursuant to paragraph (a) above, the Company shall, as promptly as practicable following the termination of the circumstance which entitled the Company to do so, take such actions as may be necessary to file or reinstate the effectiveness of the Purchaser Registration Statement and/or give written notice to the Purchaser authorizing it to resume sales pursuant to the Purchaser Registration Statement. If as a result thereof the prospectus included in the Purchaser Registration Statement has been amended to comply with the requirements of the Securities Act, the Company shall enclose such revised prospectus with the notice to the Purchaser given pursuant to this paragraph (b), and the Purchaser shall make no offers or sales of shares pursuant to the Purchaser Registration Statement other than by means of such revised prospectus.

              (c) The Company may not delay the filing or effectiveness of any Purchaser Registration Statement or suspend the effectiveness of any Purchaser Registration Statement (i) for more than 90 days after the effectiveness of the Company's registration statement for the reasons specified in clause (A) of
Section 7.2(a), (ii) for more than 45 days for the reasons specified in clause
(B) of Section 7.2(a) or (iii) for more than 120 days in any 12 month period.

         7.3 Piggyback Registration Rights. If the Company at any time (other than pursuant to Section 7.1) proposes to register any of its securities under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (other than a registration statements on Form S-8 or Form S-4 or their successor forms), the Company shall each such time give written notice to the Purchaser of its intention so to do. Upon the written request of the Purchaser, received by the Company within 15 days after the giving of any such notice by the Company, to register any of its shares of Common Stock, the Company will use its best efforts to cause the shares of Common Stock as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent required to permit the sale or other disposition by the Purchaser. In the event that any registration pursuant to this Section 7.3 shall be, in whole or in part, an underwritten public offering of Common Stock, the number of shares of Common Stock proposed to be offered by the Purchaser shall be reduced if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein, provided, however, that such number of shares of Common Stock shall only be reduced if any shares to be included in such underwriting for the account of any person other than the Company or the Purchaser are reduced by a proportionate number of shares. Notwithstanding the foregoing provisions, the Company may withdraw any registration statement referred to in this Section 7.3 without thereby incurring any liability to the Purchaser.


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         7.4  Registration Procedures.

              (a) In connection with the filing by the Company of any Purchaser Registration Statement, the Company shall furnish to the Purchaser a copy of the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act.

              (b) The Company shall use its best efforts to register or qualify the shares of Common Stock covered by the Purchaser Registration Statement under the securities laws of such states as the Purchaser shall reasonably request; provided, however, that the Company shall not be required in connection with this paragraph (b) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction.

              (c) The Company shall prepare and file such amendments and supplements to any Purchaser Registration Statement and any prospectus used in connection therewith as may be necessary to keep such Purchaser Registration Statement effective for the period referred to in Section 7.1 and comply with the provisions of the Securities Act with respect to the disposition of the shares of Common Stock offered by the Purchaser thereunder in accordance with the Purchaser's intended method of distribution set forth in such Purchaser Registration Statement for such period of distribution.

              (d) If the Company has delivered preliminary or final prospectuses to the Purchaser and after having done so the prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify the Purchaser and, if requested by the Company, the Purchaser shall immediately cease making offers or sales of shares under the Stockholder Registration Statement and return all prospectuses to the Company. The Company shall promptly provide the Purchaser with revised prospectuses and, following receipt of the revised prospectuses, the Purchaser shall be free to resume making offers and sales under the Stockholder Registration Statement.

              (e) The Company shall pay the expenses incurred by it in complying with its obligations under this Section 7, including all registration and filing fees, exchange listing fees, fees and expenses of counsel for the Company, printing expenses, fees and expenses of counsel to the Purchaser in connection with such registration (up to a maximum of $20,000 for each registration), the fees and expenses associated with any review of the offering required by the National Association of Securities Dealers, Inc. and fees and expenses of accountants for the Company, but excluding any brokerage fees, selling commissions or underwriting discounts incurred by the Purchaser in connection with sales under the Purchaser Registration Statement.

         7.5 Requirements of the Purchaser. The Purchaser agrees, with respect to each Purchaser Registration Statement, that it shall:

              (a) furnish to the Company in writing such information regarding the Purchaser and the proposed sale of shares of Common Stock by the Purchaser as the Company may reasonably request in writing in connection with such Purchaser Registration Statement or as shall be required in connection therewith by the SEC or any state securities law authorities;


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
              (b) indemnify the Company and each of its directors and officers against, and hold the Company and each of its directors and officers harmless from, any losses, claims, damages, expenses or liabilities (including reasonable attorneys fees) to which the Company or such directors and officers may become subject by reason of any statement or omission in such Purchaser Registration Statement made in reliance upon, or in conformity with, a written statement by the Purchaser furnished pursuant to this Section 7.5; and

              (c) report to the Company sales made pursuant to such Purchaser Registration Statement.

         7.6 Indemnification. The Company agrees to indemnify and hold harmless the Purchaser and any underwriter retained by the Purchaser to sell the shares to be offered by the Purchaser or such underwriter against any losses, claims, damages, expenses or liabilities to which the Purchaser or such underwriter may become subject by reason of any untrue statement of a material fact contained in any Purchaser Registration Statement or any omission to state therein a fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, expenses or liabilities arise out of or are based upon information furnished to the Company by or on behalf of the Purchaser or such underwriter for use in the Purchaser Registration Statement. The Company shall have the right to assume the defense and settlement of any claim or suit for which the Company may be responsible for indemnification under this Section 7.6.

         8.   Standstill Agreement.

              (a) Subject to the provisions of Section 8(b), the Purchaser agrees that, for the period beginning on the Closing and ending on the tenth anniversary of the Closing (the "Standstill Period"), unless it has obtained the prior written consent of the Company, it will not

              (i) acquire, directly or indirectly, by purchase or otherwise, of record or beneficially, any voting securities of the Company, or rights or options to acquire voting securities of the Company, if after such acquisition (and giving effect to the exercise of any such rights or options) the Purchaser would own of record or beneficially in the aggregate more than twelve percent (12%) of the voting securities (assuming the exercise of all outstanding rights or options to acquire such voting securities which are then exercisable) of the Company (assuming the exercise of all outstanding rights or options held by the Purchaser to acquire voting securities) (the "12 Percent Limit"); provided that notwithstanding the provisions of this clause (i), if the number of shares of outstanding voting securities of the Company is reduced or if the aggregate ownership of the Purchaser is increased as a result of a recapitalization of the Company, or as a result of any other action taken by the Company, the Purchaser will not be required to dispose of (and may continue to vote) any of its holdings of voting securities even though such action resulted in the Purchaser's ownership exceeding the percentage of voting securities which the Purchaser would then be permitted to own. Except as otherwise provided above, if the Purchaser shall at any time during the Standstill Period own in the aggregate in excess of the maximum percentage of the voting securities at the time permitted by this clause (i), (a) the Purchaser shall sell as promptly as practicable under the circumstances sufficient voting securities so that after such sale the Purchaser shall not own in the aggregate more than the applicable maximum permitted percentage of voting securities, and (b) the Purchaser shall refrain from voting on any matter as to which the holders of voting securities shall have the right to vote with respect to any voting securities held by the Purchaser in excess of the 12 Percent Limit (provided, however, that the foregoing clause (b) shall not be deemed to limit the Company's remedies in the event that the excess voting securities were acquired in violation of this
Section 8(a));

              (ii) "solicit" proxies with respect to voting securities under any circumstances or become a "participant" in any "election contest" relating to the election of directors of the Company, as such terms are defined in Regulation 14A under the Exchange Act; deposit any voting securities in a voting trust or subject them to a voting agreement or other agreement of similar effect;

              (iii) initiate, propose or otherwise solicit stockholders for the approval of one or more stockholder proposals at any time or induce or attempt to induce any other person to initiate any stockholder proposal; or

              (iv) take any action individually or jointly with any partnership, limited partnership, syndicate, or other group or assist any other person, corporation, entity or group in taking any action the Purchaser could not take individually under the terms of this Agreement.

         The provisions of this Section 8(a) shall not apply to any of the activities restricted by subsections (i) through (iv) to the extent that, and for as long as, either (a) the Board of Directors of the Company has publicly announced it is seeking bids from third parties for the acquisition of the Company, or (b) a third party not affiliated with the Purchaser announces an offer to acquire a majority of the voting securities of the Company.

              (b) For purposes of Section 8(a), the Purchaser shall not be deemed to own indirectly or beneficially any voting securities of the Company, or rights or options to acquire voting securities of the Company, that are owned by any entity of which the Purchaser is a limited partner only or in which the Purchaser otherwise owns a non-voting and minority equity interest.

         9.   Other Agreements of the Company and the Purchaser.

              9.1   Board Representation.

                    (a) The Company hereby agrees that upon the Closing, the number of members of the Board of Directors shall be increased by one, and an individual designated by the Purchaser (the "Purchaser Designee") (who shall initially be Mr. Gerard Menjon) shall be elected to the Company's Board of Directors. The Company also agrees that the Board of Directors shall use its best efforts, subject to the exercise of its fiduciary duties, to nominate the Purchaser Designee for election as a director of the Company at each meeting of stockholders at which the directors of the Company are to be elected.

                    (b) The Board of Directors shall not remove any Purchaser Designee, except for bad faith or willful misconduct. In the event that the Purchaser Designee dies, is removed or resigns, a new designee of the Purchaser shall be elected by the Board of Directors of the Company to fill the vacancy caused by the Purchaser Designee's death, resignation or removal; provided that such new designee shall be subject to the approval of the Company, which approval shall not unreasonably be withheld.

                    (c) Any member of the Board of Directors of the Company designated by the Purchaser shall excuse himself from any matter discussed or acted upon at a Board of Directors meeting of the Company with respect to which the Company and the Purchaser (or any affiliate of the Purchaser) have a conflict of interests.

              9.2 Future Equity Offerings of the Company. The Company and the Purchaser agree that the Company shall have no obligation to offer, and the Purchaser shall have no obligation to purchase, any shares of capital stock or other securities of the Company issued and sold by the Company from time to time after the date hereof.

              9.3 Termination of Certain Covenants. Notwithstanding the foregoing, the rights provided to the Purchaser under Section 1 and Section 9.1 shall terminate upon the date on which the Purchaser no longer owns at least 80% of the total number of shares of Common Stock purchased hereunder (as appropriately adjusted in the event of any stock split or similar event).

              9.4   Non-Competition.

                    (a) Subject to the provisions of Section 9.4(c), the Purchaser agrees that, for a period beginning on the date of this Agreement and continuing until three years following the date on which the Purchaser first ceases to own at least 80% of the total number of shares of Common Stock purchased hereunder (as appropriately adjusted in the event of any stock split or similar event) (the "Non-Competition Period"), it and its affiliates shall not, directly or indirectly, in any capacity, engage in the business of developing, producing, marketing or selling high temperature superconducting materials or equipment of the kind or type developed or being developed, produced, marketed or sold by the Company as of the Closing Date or during the Non-Competition Period (engaging in any such activity, directly or indirectly, in any capacity, "Competing With the Company").

                    (b) The Company and the Purchaser agree that if any restriction set forth in Section 9.4(a) is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities, such restriction shall be interpreted to extend over the maximum period of time and range of activities as to which it may be enforceable.

                    (c) Notwithstanding the provisions of Section 9.4(a) but subject to the Purchaser's compliance with its obligations under the Confidential Disclosure Agreement dated November 13, 1996, nothing shall prevent the Purchaser from (i) acquiring an interest in any other company or entity less than 10% of whose revenue is derived from or whose expenses are allocable to activities that Compete With the Company, (ii) using high temperature superconducting materials or equipment made by an unaffiliated person that Competes With the Company (x) within EDF or any of its affiliates or (y) to provide services to any third party or (iii) conducting proprietary research, development and testing (using its own employees and facilities or in collaboration with third parties) but not commercializing any products resulting from such research and development; provided that the Purchaser may sell or license any technology resulting from such research and development, and provided further that if the Purchaser intends to sell or license to third parties any technology so developed it must first give written notice (the "Notice") to the Company stating that it intends to sell or license such technology and setting forth the price or fee and any other material terms (the "Offer Price") for such technology. Within 60 days after receipt of the Notice, the Company may elect to purchase or license such technology at the Offer Price. If the Company fails to elect to purchase or license such technology at the Offer Price within the 60 day period specified above, the Purchaser may sell or license such technology to third parties for a price and on terms no more favorable to such third parties than the Offer Price.

         10.  Transfer of Shares; Legend.

              10.1 The Shares shall not be sold or transferred to any person other than a majority-owned subsidiary of EDF unless either (i) they first shall have been registered under the Securities Act, or (ii) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act.

              10.2 Each certificate representing the Shares shall bear a legend substantially in the following form:

              "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until such shares are registered under such Act or an opinion of counsel satisfactory to the Company is obtained to the effect that such registration is not required."

              The foregoing legend shall be removed from the certificates representing any of such Shares, at the request of the Purchaser, at such time as such Shares become eligible for resale pursuant to Rule 144(k) under the Securities Act.

         11. Confidentiality. The Purchaser agrees that any confidential, proprietary or secret information which it may obtain from the Company pursuant to any financial statements, reports and other materials submitted by the Company to the Purchaser or the Purchaser Designee, as the case may be, pursuant to this Agreement, or otherwise, and its obligations with respect thereto, shall be subject to the Confidential Disclosure Agreement dated November 13, 1996.

         12. Survival of Representations and Warranties. All agreements, representations and warranties contained herein shall survive the execution and delivery of this Agreement and the closing of the transactions contemplated hereby.

         13. Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be (i) delivered by hand,
(ii) mailed by first class certified or registered mail, return receipt requested, postage prepaid or (iii) transmitted by telecopy with a hard copy mailed by first class certified or registered mail as aforesaid:

         If to the Company, at Two Technology Drive, Westborough, Massachusetts 01581, telecopy number (508) 870-1871, Attention: President, or at such other address or addresses as may have been furnished in writing by the Company to the Purchaser, with a copy to Patrick J. Rondeau, Hale and Dorr, 60 State Street, Boston, Massachusetts 02109, telecopy number 617-526-5000; or

         If to the Purchaser, to CHARTH S.A., 57 Avenue F.D. Roosevelt, Paris 75008, France, Attn: President, or at such other address or addresses as may have been furnished to the Company in writing by the Purchaser, with a copy to Purchaser's designee on the Board at the following address: Electricite de France, 1 Avenue du General de Gaulle, Clamart 92140, France.

         Notices provided in accordance with this Section 13 shall be deemed delivered upon personal delivery or (i) in the case of notices provided within the continental United States, 48 hours after deposit in the mail, (ii) in the case of notices provided outside the United States ten (10) days after deposit in the mail or noon on the second business day next following deposit with an overnight express courier service and (iii) in the case of notices provided by telecopy, upon completion of transmission to the addressee's telecopier.

         14. No Assignment. The Purchaser may assign any of its rights under this Agreement to EDF or to another majority-owned subsidiary of EDF in connection with the transfer of Shares to such entity. In addition, the Purchaser may transfer its rights under Section 7 to any purchaser of at least 60% of the total number of shares of Common Stock purchased hereunder (as appropriately adjusted in the event of any stock split or similar event). Except as provided in the two preceding sentences, the rights granted to the Purchaser under this Agreement may not be transferred or assigned by the Purchaser without the prior written consent of the Company (which consent may be provided or withheld in the Company's sole discretion). Subject to the foregoing, the provisions of this Agreement shall be binding upon, and inure to the benefit of, the respective successors, assigns, heirs, executors and administrators of the parties hereto.

         15. Entire Agreement. This Agreement, together with the Confidential Disclosure Agreement, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. The parties acknowledge that they may in the future enter into one or more separate agreements relating to the development, license and/or purchase and sale of technology or products.

         16. Amendments and Waivers. Except as otherwise expressly set forth in this Agreement, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Purchaser. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

         17. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         18. Headings. The headings of the sections, subsections, and paragraphs of this Agreement have been added for convenience only and shall not be deemed to be a part of this Agreement.

         19. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision.

         20. Expenses. Each party hereto shall bear its own costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including any legal and other professional fees and expenses incurred by such party and any taxes imposed upon such party as a result of the transactions contemplated hereby).

         21. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to conflict of laws provisions.

         IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above written.


                                       AMERICAN SUPERCONDUCTOR CORPORATION


                                       /s/ G. J. Yurek
                                       ________________________________
                                       By:
                                         Title: President


                                       CHARTH (COMPAGNIE HOLDING D'APPLICATIONS
                                       ET DE REALISATIONS THERMIQUES ET
                                       HYDRAULIQUES) S.A.


                                       /s/ Alain Bertay
                                       ________________________________
                                       By: Alain Bertay
                                         Title: Chief Executive Officer

                                   APPENDIX 1
           TECHNICAL, INDUSTRIAL AND COMMERCIAL TOPICS FOR DISCUSSION
                          AT THE ADVISORY BOARD MEETING

(Note: Topics for discussion will not include details of manufacturing or processing conditions for development, or production or export regulated uses of superconducting materials, products and applications.)

1. The Company's activity on superconducting materials: progress, achievements, difficulties.

      1.1 Performance progress of the Company (general results, such as Jc, AC losses, mechanical properties) on high temperature superconductor wires, tapes and coated conductors, and prospects for improvements.

      1.2 Funding sources and cooperations: present situation and future possibilities.

      1.3 Goals of existing and prospective alliance agreements including manufacturing, development, marketing, sales, and distribution.

      1.4   Discussion of the Company's technology assessments.


2. Performance requirements and marketing analyses for commercial use of superconducting wires and tapes, and comparison with Item 1.1. Applications considered include, but are not limited to: current limiters, transformers, power cables, motors, SMES and other DC magnets.


3. The Company's activity on superconducting equipment and cryogenic power electronics.

      For each item of superconducting equipment in Item 2, the following Items
      3.1 to 3.4 will be considered:

      3.1 Involvement level of the Company in the developments of prototypes: present situation and future possibilities.

      3.2 Technical justifications of primary design of superconducting demonstrators, industrial prototypes and future equipment.

      3.3 General prospects and milestones for unit power increments and evolution toward an industrial state of superconducting equipment.

      3.4   Funding of demonstrators and industrial prototypes.

      3.5   The Company's activity on cryogenic power electronics.

      3.6 Discussion and analysis of technical and economic improvements required for cryogenic technology.


4. Plans for scaling up manufacturing operations.

      4.1   Present level of industrial performance.

      4.2   Growth of production capacity - general planning.

      4.3   Prospects for technological evolution of production equipment.

      4.4   Partnerships.

      4.5   Investments needed and funding sources.

      4.6 Progress against cost reduction plans for superconducting wires and tapes.


5. Status of competitors and competitive technologies.

      5.1   R&D and production capabilities and resources.

      5.2 Patents and license agreements, trademarks, copyrights, royalty agreements.

      5.3   Funding resources.

      5.4   Partnerships, development contracts.

      5.5   Review and evaluation of alternative superconducting technologies.

      5.6 Review and evaluation of progress made with conventional technologies.


6. Commercialization agenda.

      6.1   Review of the Company's business plan.

      6.2 Discussion and judgment regarding strategy and production capacity for the Company's targeted markets.